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As filed with the Securities and Exchange Commission on July 21, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement
Under
the Securities Act of 1933

MOMENTA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3561634 (I.R.S. Employer Identification Number)
675 West Kendall Street Cambridge, MA 02142 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Alan L. Crane
Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, MA 02142
(617) 491-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven D. Singer, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-126356

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common stock, $0.0001 par value per share (2)	$25,000,000 (3)	$2,943

(1)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(2)
An indeterminate number of shares of common stock of the registrant as may be sold from time to time by the registrant.

(3)
In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $25,000,000.

EXPLANATORY NOTE

        This registration statement is being filed to register an additional $25,000,000 of shares of our common stock, $0.0001 par value per share, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (333-126356) which was declared effective on July 14, 2005, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

        The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of July 21, 2005.

MOMENTA PHARMACEUTICALS, INC.
By:	/s/ ALAN L. CRANE Alan L. Crane Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of July 21, 2005.

Signature	Title	Date

/s/ ALAN L. CRANE Alan L. Crane	President and Chief Executive Officer (Principal Executive Officer)	July 21, 2005
/s/ RICHARD P. SHEA Richard P. Shea	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2005
* Peter Barrett	Director and Chairman of the Board	July 21, 2005
* John K. Clarke	Director	July 21, 2005
* Marsha H. Fanucci	Director	July 21, 2005
* Peter Barton Hutt	Director	July 21, 2005
* Robert S. Langer, Jr.	Director	July 21, 2005
* Stephen T. Reeders	Director	July 21, 2005

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* Ram Sasisekharan	Director	July 21, 2005
* Bennett M. Shapiro	Director	July 21, 2005
* Christoph H. Westphal	Director	July 21, 2005
*
By the signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Registration Statement on behalf of the person indicated.

/s/ RICHARD P. SHEA Richard P. Shea (Attorney-in-Fact)

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EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Description	Filed With This Form S-3	Form	Filing Date With SEC	Exhibit Number
1.1	The form of equity underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
4.1	Specimen common stock certificate for shares of common stock, $.0001 par value, of Momenta Pharmaceuticals, Inc.		S-1/A	June 15, 2004	4.1
4.2	Second Amended and Restated Investors' Rights Agreement, dated February 27, 2004, by and among the Purchasers listed therein, the Founders listed therein and the Registrant; Amendment No. 1 to the Second Amended and Restated Investors' Rights Agreement dated June 10, 2004, by and among the Registrant and the Investors set forth therein.		S-1/A	June 15, 2004	4.3
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.	X
23.1	Consent of Ernst & Young LLP.	X
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).	X
24.1	Power of Attorney (previously included on the signature page to the Registration Statement on Form S-3 (File No. 333-126356) filed with the Securities and Exchange Commission on July 1, 2005).		S-3	July 1, 2005	24.1

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SIGNATURES
EXHIBIT INDEX